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                                                                    EXHIBIT 99.1

[EDO LOGO]
60 East 42nd Street                                        FOR IMMEDIATE RELEASE
New York, NY 10165
212-716-2000


                        EDO COMPLETES ACQUISITION OF IST

                  CONSOLIDATES INTELLIGENCE-RELATED OPERATIONS

NEW YORK - SEPT. 15, 2006 - EDO Corporation (NYSE: EDO) today completed the acquisition of Impact Science & Technology Inc (IST), a privately-held company that provides Signals Intelligence (SIGINT) systems and analysis support to the intelligence community, and advanced countermeasures and electronic-attack systems to the Department of Defense and other government agencies.

As previously disclosed, EDO has acquired all of the outstanding shares of the company for $124 million, consisting of a cash payment of $106 million and an $18 million promissory note to be paid over three years. Taking into account IST's cash balance at the time of the offer, the net purchase price was $113 million, subject to a customary adjustment based on the final determination of the company's net book value at the time of the closing. In addition, nine key employees received retention payments in the form of 405,103 restricted common shares.

The purchase was funded from EDO's current cash balance, plus a $100 million borrowing from the company's bank-credit facility. The acquisition will be immediately accretive to EDO's earnings.

 "The acquisition of IST doubles the scope of our business with the intelligence community and adds important new technologies," said EDO Chief Executive Officer James M. Smith. "These include advanced radar countermeasures, electronic attack and electronic intelligence systems, software products, and systems engineering and analysis services."

IST is EDO's third acquisition in the area of intelligence systems and countermeasures since mid 2005. It will be integrated with the already-combined business of EVI-NexGen to form a new business sector named Intelligence and Information Warfare. Warren B. Murrin, who was president of IST, will remain with EDO as head of this new business sector. The Intelligence and Information Warfare sector will become part of EDO's Electronic Systems and Communications reporting segment.

IST has approximately 200 employees and is based in Nashua, N.H., with additional operations in Maryland and Colorado. Revenue for the 12 months ended March 31,

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2006 was $63 million. Over the past five years, revenue has grown at a compound annual growth rate of 60 percent.

"We welcome the outstanding, highly-skilled IST team of professionals, and look forward to serving the intelligence community with dynamic and powerful new capabilities," Mr. Smith concluded.

EDO Corporation designs and manufactures a diverse range of products for defense, intelligence, and commercial markets. Major product groups include:
Professional and Engineering Services, Defense Electronics, Communications, Aircraft Armament Systems, Undersea Warfare, and Integrated Composite Structures. EDO's advanced systems are at the core of the transformation to lighter, faster, and smarter defense capabilities.

With headquarters in New York, EDO Corporation (www.edocorp.com) employs 4,200 people worldwide. The company was founded in 1925 and had revenues of $648 million in 2005.

FORWARD-LOOKING STATEMENTS
Certain statements made in this release, including statements about future revenue and revenue growth, future earnings, and anticipated financing arrangements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: changes in demand for the company's products and services, product mix, the timing of customer orders and deliveries, the impact of competitive products and services and pricing, and other risks discussed from time to time in the company's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.


CONTACTS:
William A. Walkowiak, CFA                       Sara Banda
Director of Investor Relations                  Media Relations
(212) 716-2038                                  (212) 716-2071
ir@edocorp.com                                  media@edocorp.com